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                           ASSET PURCHASE AGREEMENT


      This Asset Purchase Agreement (the "Agreement"), dated August 20, 1997, between Falcon Products, Inc., a Delaware corporation (the "Seller"), and Leggett & Platt, Incorporated, a Missouri corporation (the "Buyer").


                                  RECITALS

A. Seller is engaged in the manufacture, distribution and sale of storage shelving and smallwares (the "Business"). The term "Business" includes without limitation (i) all operations of the Seller's Hodges Division, (ii) all operations that are reflected in the financial statements attached as Schedule 2.1 and (iii) all inventory purchased from, and supply arrangements with, Protrend.

B. Buyer desires to purchase, and Seller desires to sell, the Assets (as defined below).

      Accordingly, in consideration of the premises and other good and valuable consideration, the parties intending to be legally bound agree as follows:


                         1.  PURCHASE AND SALE

      1.1   "Assets" To Be Sold.  On the Closing Date, Seller shall sell,
            -------------------
convey, assign, deliver and transfer to Buyer, and Buyer shall buy and take possession of all right, title and interest in and to, all tangible, intangible, contingent and other properties, rights and other assets of any kind owned or held by Seller which are used in, or necessary to the operation of, the Business (collectively, the "Assets"), except the Excluded Assets (as defined in Section 1.2). The Assets of the Business include, without limitation, the following:

(a) Receivables. All accounts, notes and other receivables of the Business ("Receivables").

(b) Inventories. All raw materials, work-in-process and finished goods of the Business including all items purchased from Protrend Metal and Plastics (Shenzhen) Co. Ltd. ("Protrend") ("Inventories").

(c) Personal Property. All other tangible personal property of the Business, excluding Inventories ("Tangible Personal Property"), including without limitation all equipment, machinery, parts, tools and fixtures described on Schedule 1.1(c).

(d) Records. Copies of all accounting and operating ledgers, assets ledgers, inventory records, budgets, customer lists, customer credit information, supplier lists, technical data, sales literature, correspondence, computer printouts, books, notes, files and all other accounting and operating records and other electronically stored operating and financial information of the Business ("Records").



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(e)   Intellectual Property. All trademarks, trade names (including the name
      "Hodges" or any other names used in the Business), service marks, copyrights, patents, patent applications, formulas, trade secrets, know-how and similar intangibles of the Business ("Intellectual Property"), including without limitation those items listed on
      Schedule 1.1(e).

(f) Licenses. All rights of the Business under licenses to or from third parties (the "Licenses"), including without limitation those listed on Schedule 1.1(f).

(g) Other. All: (i) interests in any partnership or joint venture; (ii) causes of action, judgments, claims and demands of the Business;
      (iii) rights associated with any liability to be assumed by Buyer under this Agreement; (iv) restrictive covenants and other obligations of present and former employees of the Business; and (v) deposits and prepaid expenses of the Business.

      1.2   Excluded Assets.  The Assets shall not include the following
            ---------------
assets (the "Excluded Assets"): (i) cash and cash equivalents (other than deposits, prepaid expenses and similar funds); (ii) rights of Seller under this Agreement; (iii) all real property rights; (iv) office furniture and fixtures, telephone, computer and accounting systems, but only if such assets are used in common with other divisions or centralized functions of Seller ("Corporate Assets"); and (v) those assets described on Schedule 1.2.

      1.3   Purchase Price.  The purchase price (the "Purchase Price") shall
            --------------
be $17,000,000 in cash, subject to adjustment upward (or downward) to the extent Working Capital at closing is above (or below) $3,305,946. "Working Capital" means Receivables and Inventories minus Trade Payables. "Trade Payables" means obligations of the Business incurred in the acquisition of materials and supplies to be used in the production of goods, whether or not invoices have been received. The value of the Receivables, Inventories and Trade Payables shall be determined in accordance with generally accepted accounting principles ("GAAP") consistently applied.

      1.4   Payment at Closing.  Seller will receive a payment at Closing
            ------------------
which is based on an estimate of Working Capital. Accordingly, two business days prior to the Closing Date, the parties will jointly prepare an estimate of Working Capital (the "Estimated Working Capital"), which shall be set forth on a schedule. The estimated Purchase Price will be distributed by Buyer at Closing as follows:

            (i) $1,700,000 (the "Holdback Amount") will be placed in escrow under an escrow agreement substantially in the form of
                  Exhibit 1.4 (the "Escrow Agreement").

            (ii) The balance (the "Initial Payment") to be paid to Seller at Closing by wire transfer to an account designated by Seller.

      Within 60 days after the Closing Date, the Buyer and Seller shall prepare a schedule which reflects the Working Capital to be used in calculating the actual Purchase Price. If the actual Working Capital is less than the Estimated Working Capital, Seller shall pay the difference to


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Buyer in cash.  If the actual Working Capital is greater than the Estimated
Working Capital, Buyer shall pay the difference to Seller in cash. In either case the payments owing under this paragraph shall be made within 10 days after final determination of the actual Working Capital.

      1.5   Assumption of Liabilities.  On the Closing Date, Buyer shall
            -------------------------
assume and agree to pay all Trade Payables of the Business existing on the Closing Date to the extent such payables are reflected in the calculation of Working Capital (the "Assumed Liabilities"). Other than Assumed Liabilities and the obligations and duties under those Contracts described on Schedule 1.5, Buyer shall not be liable for, and Seller shall indemnify Buyer for, any debt, claim, lien, obligation, duty, contract, agreement, tax or liability, known or unknown, contingent or otherwise of any kind or nature relating to the Assets or the Business and arising out of events that occurred prior to Closing, including without limitation, environmental matters, employee benefit plans, union matters, employee severance, pensions, product liability, taxes and the like.


               2.  REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller makes the following representations and warranties to Buyer on the date hereof and as of the Closing Date:

      2.1   Financial Statements, Obligations and Liabilities.  "Financial
            -------------------------------------------------
Statements" means the Year-end Statements of the Business for all fiscal years beginning October 31, 1993 and ending November 2, 1996, and the Interim Statements for the period from November 3, 1996, through July 5, 1997 attached as Schedule 2.1. The Financial Statements were prepared in the ordinary course of business from the regular financial books and records of the Seller in accordance with accounting principles consistently applied throughout the periods indicated. Except as specifically described on
Schedule 2.1, (i) the Financial Statements are complete and correct in all material respects, (ii) the Financial Statements accurately reflect the transactions, assets and liabilities of the Business, (iii) all costs and expenses associated with the operation and administration of the Business on a stand-alone basis are reflected in the Financial Statements and (iv) all transactions reflected in the Financial Statements are reflected at "arms-length" amounts. All liabilities included within the Assumed Liabilities may be prepaid at any time without penalty or premium.

      2.2   Absence of Certain Events.  Since November 2, 1996 and except as
            -------------------------
described on Schedule 2.2, (i) Seller has conducted the Business only in the ordinary and usual course and in substantially the same manner as previously conducted; (ii) there has not been any event, circumstance or condition that has had, or might reasonably have, a material adverse effect on the financial condition, business or prospects of the Business; and (iii) Seller has not taken or failed to take any action which would have violated Section 4.2(a) through (f) if such action had been taken or failed to be taken after the date hereof and prior to Closing.

      2.3   Contracts.  Schedule 2.3 accurately lists and briefly describes
            ---------
all written and oral contracts, agreements or other legally binding commitments of (or related primarily to) the Business which (i) during any 12-month period, requires one or more payments to or by the Business that exceed $50,000 or requires the Business to deliver products having an aggregate


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purchase price that exceeds $50,000, or (ii) if breached, would have a material adverse effect on the Business or the Assets ("Contracts"). All Contracts are in full force with no material default or breach by Seller or, to Seller's knowledge, by any other party to such Contracts. To Seller's knowledge, no event, failure, condition or act has occurred that would result in a default or breach by any party under any Contract or permit termination, modification or acceleration of rights or obligations under such Contracts. There are no pending or threatened defenses, offsets or counterclaims which have been asserted by any party under any Contract. Seller has not affirmatively waived any rights under any Contract. Except for required consents as noted on
Schedule 2.3, no Contract shall be materially and adversely affected in any manner by the transactions contemplated by this Agreement.

      2.4   Receivables. The accounts receivable as shown on the Interim
            -----------
Balance Sheet or arising since the date thereof (i) are valid and genuine,
(ii) have arisen from bona fide transactions in the ordinary course of business, (iii) to Seller's knowledge, are not subject to valid defenses, set-offs or counterclaims, and (iv) are fully collectible within 90 days after billing less, in the case of receivables appearing on the Interim Balance Sheet, the recorded allowance for bad debts shown on the Interim Balance Sheet. Schedule 2.4 accurately lists and ages the accounts receivable of the Business as of August 4, 1997.

      If Buyer makes a claim under subpart (iv), Buyer will transfer to Seller the pre-Closing accounts receivable which are the subject of the claim. Upon transfer, Seller will pay Buyer the face value of such accounts receivable (net of the applicable allowance for bad debts). In calculating any amount payable under subpart (iv) of this Section 2.4, Buyer will apply all accounts receivable collections against the appropriate account, beginning with the oldest receivables (except to the extent a customer disputes the accuracy or validity of any such receivable).

      2.5   Inventory.  All Inventories are of a quality and quantity useable
            ---------
and saleable in the ordinary course of business within 90 days, except as described on Schedule 2.5 and except for items which have been written off or reserved against on the Interim Financial Statements. Except for finished good Inventories which have been reserved against on the Financial Statements
(i) the aggregate cost of the finished goods Inventories is less than 75% of the average selling prices for such Inventories (assuming such Inventories are sold at Seller's historical average selling prices), (ii) none of the finished goods Inventories are damaged, defective or off-specification, and
(iii) except as described on Schedule 2.5, there are no finished goods Inventories of a particular product for which there have been no sales in the last three months.

      Seller will allow Buyer to store for up to one year after Closing any Inventories purchased from Protrend free of charge in Portion A (as defined in the Transition Agreement) of Seller's facilities in St. Louis, Missouri. Buyer will not store any post-Closing inventory purchases from Protrend at Seller's facilities.

      2.6   Intellectual Property. Schedule 1.1(e) lists all Intellectual
            ---------------------
Property used or licensed by Seller in the Business which is covered by a patent, patent application, trademark registration or application or copyright registration or application, indicating whether each item is owned or


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licensed.  Schedule 1.1(e) also lists all material unregistered copyrights and trademarks which have been used in the Business during the past 12 months. Such Intellectual Property is all material intellectual property used in, or necessary to conduct, the Business. Seller has full right, title and interest to all owned Intellectual Property. To Seller's knowledge, except as described on Schedule 2.6, (i) no employee or any third party owns or claims any rights to any Intellectual Property and (ii) the Business is conducted without conflict or infringement with any intellectual property claimed or held by others.

      2.7   Title to and Condition of Assets.  The Seller owns (free and clear
            --------------------------------
of all Encumbrances) or Leases all Assets. "Encumbrances" means any security interests, security agreements, claims, liens, mortgages, encumbrances, restrictions and other interests affecting the Assets (other than liens for taxes and other assessments not yet due and payable and liens disclosed on
Schedule 2.7). The liens disclosed on Schedule 2.7 will be released on or prior to the Closing Date. Upon Closing, Buyer will own or lease all property and other assets necessary to conduct the Business as previously
conducted except Corporate Assets.   All Tangible Personal Property is in
operating condition and repair adequate for use in the ordinary course of business. Schedule 1.1(c) describes all Tangible Personal Property owned, leased or used by Seller in connection with the Business (other than Corporate Assets) and indicates whether such property is owned or leased. No Tangible Personal Property or Inventories are located at any place other than the main facility of the Business in St. Louis, Missouri and those locations named on Schedule 2.7.

      2.8   Customers and Suppliers.  Schedule 2.8 lists all customers (by
            -----------------------
sales) and suppliers (by expenditure) of the Business during fiscal 1996 and 1997 to which total annual sales in excess of $10,000 or from which total annual purchases in excess of $10,000 were made, together with the amount of sales made to each customer and purchases from each supplier during such periods. To Seller's knowledge, none of the customers or suppliers of the Business intends or has threatened to cease or materially alter their business with the Business after the Closing Date. The Seller is not aware of any reason why any customer or supplier may be unable or unwilling to continue its relationship with the Business. Except as described on Schedule 2.8, neither the Seller nor, to Seller's knowledge, any employee or agent of the Business (or any relative of such person) has any direct or indirect interest in any competitor, supplier, customer, or in any other person with whom the Business does business.

      2.9   Authorization; Binding Effect; No Conflict.  The execution and
            ------------------------------------------
delivery of this Agreement and all other agreements, certificates and other documents contemplated hereby have been duly authorized by the Seller. This Agreement constitutes, and all other agreements, certificates and other documents to be executed and delivered by the Seller will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their terms. Except for compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) require any consent, authorization, approval or other action of any person, entity or government authority; (b) violate or constitute a default under the Articles of Incorporation or Bylaws of the Seller or any note, indenture, mortgage, deed of trust or other contract, agreement or commitment of Seller; (c) except for


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required consents described on Schedule 2.9, result in an adverse effect under any agreement, commitment, license or permit related to or affecting the Business; or (d) result in the creation or imposition of any lien, charge or encumbrance upon the Assets.

      2.10  Litigation.  Except as described on Schedule 2.10, there are no
            ----------
suits, arbitrations, or legal, administrative or other proceedings or audits, inquiries or investigations pending (or to Seller's knowledge, threatened) against or affecting the Business or the Assets. No judgment, order or decree exists which materially and adversely affects the Business or the Assets.

      2.11  Product Liability.  Schedule 2.11 sets forth the product liability
            -----------------
loss experience, by each claim and claim amount exceeding $1,000, for the Business since January 1, 1992. Other than as described on such Schedule, since January 1, 1992, there has been no claim, notice of claim, demand, investigation or other indication received by Seller concerning potential or alleged product liability. The Seller is not aware of any product quality, design, engineering or safety issue concerning any product manufactured, distributed or sold by the Business.

      2.12  Disclosure.  No representation or warranty by the Seller in this
            ----------
Agreement, or any statement, document, certificate or schedule furnished or to be furnished in connection with this Agreement, contains or will contain any untrue material statement of fact or omits or will omit a material fact necessary to make the statements contained therein not misleading. The Seller is not aware of any other fact or matter which if disclosed might reasonably affect the willingness of a purchaser to purchase the Assets.


             3.  REPRESENTATIONS AND WARRANTIES OF THE BUYER

      3.1   Authorization; Binding Effect; No Conflict.  The execution and
            ------------------------------------------
delivery of this Agreement and all other agreements, certificates and other documents contemplated hereby have been duly authorized by the Buyer. This Agreement constitutes, and all other agreements, certificates and other documents to be executed and delivered by the Buyer will constitute, the legal, valid and binding obligation of Buyer, enforceable against Seller in accordance with their terms. Except for compliance with the HSR Act, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) require any consent, authorization, approval or other action of any person, entity or government authority or (b) violate or constitute a default under the Articles of Incorporation or Bylaws of the Buyer or any note, indenture, mortgage, deed of trust or other contract, agreement or commitment of Buyer.

      3.2   No Brokers.  All negotiations relative to this Agreement and the
            ----------
transactions contemplated hereby have been carried on by Buyer with Seller without the intervention of any person or entity as a result of any act of Buyer (and, to the knowledge of Buyer, without the intervention of any other person or entity) in such manner as to give rise to any valid claim against Seller for a brokerage commission, finder's fee, or similar payment.


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                            4. COVENANTS

      Seller covenants to Buyer:

      4.1   Full Access.  From the date hereof until the Closing, Buyer and
            -----------
its representatives shall be afforded full access during normal business hours to all Assets, personnel, facilities, properties, accounts, books, records, information, contracts and documents of or relating to the Business. Seller shall furnish to Buyer and its representatives all information concerning the Business and the Assets that Buyer may reasonably request.

      4.2   Conduct of the Business.  Except with the prior written consent of
            -----------------------
Buyer or except as contemplated by Schedule 4.2, Seller shall from the date hereof until the Closing: (a) conduct the Business only in the ordinary and usual course and in substantially the same manner as previously conducted,
(b) maintain the Assets in operating condition and repair adequate for use in the ordinary course of business and continue normal maintenance, (c) not sell, mortgage or dispose of any Assets except inventory in the ordinary course of business, (d) comply with all laws applicable to the Business (the non-compliance with which would have a material adverse effect on the Business or the Assets), (e) not amend or in any way modify any Contract identified or required to be identified on Schedule 2.3 (other than the Union Contract as defined on Schedule 2.3), (f) not introduce any material change with respect to the operation of the Business, including any method, principle or practice of accounting, and (g) promptly notify Buyer of any event or condition which would or may cause any condition precedent in
Article 6 hereof not to be fulfilled.

      4.3   Preservation of Business and Relationships. From the date hereof
            ------------------------------------------
until the Closing, Seller shall use its best efforts to preserve its business organizations intact and to preserve the Business' present relationship with suppliers, customers and others having business relationships with them.

      4.4   Exclusivity.  Seller will not directly or indirectly solicit,
            -----------
initiate or encourage the submission of a proposal, or participate in any discussions or negotiations, or provide any information regarding a Prohibited Disposition with or to any person other than Buyer and its representatives. A "Prohibited Disposition" means any disposition of any Assets or the Business (other than in the ordinary course of business) or any change in control of Seller, the Assets or the Business. Seller will immediately notify Buyer if any person makes an offer or inquiry relating to a possible Prohibited Disposition.

      4.5   Third Party Consents.  If any Contract, License or any other Asset
            --------------------
may not be assigned without the consent of another person, Seller shall use its best efforts to obtain such consent as promptly as possible. If any such consent is not obtained or if, in Buyer's opinion, any attempted assignment would be ineffective or would impair Buyer's rights under the Asset in question, then Buyer may, in addition to any other remedies available at law or in equity, require Seller to act after Closing as Buyer's agent to obtain for Buyer the maximum benefit permitted by law and the Asset. Seller shall cooperate with Buyer in any arrangement designed to provide such benefits.


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      4.6   Noncompetition.  For five years after the Closing Date, Seller
            --------------
agrees not to directly or indirectly (i) engage in any activity competitive with the Business, (ii) design, develop, manufacture, assemble, process, distribute, market or sell any Covered Products, or (iii) solicit orders from or seek or propose to do business with any customer or supplier of the Business with respect to Covered Products. "Covered Products" means any products of the type of, or which are competitive with or a substitute for, the products manufactured, assembled, processed, distributed, marketed or sold by the Business currently or during the 12 months preceding the Closing Date or which the Business has or had under design or development or consideration during such period.

            All subsidiaries and other entities controlled by Buyer ("Affiliates") are third party beneficiaries of this Section. Buyer and its Affiliates shall be entitled to injunctive relief for the violation of this Section and shall have all other rights and remedies allowed in law or equity to prevent further violations. They may also seek damages resulting from any violation. Seller has reviewed the scope of the covenants made in this Section and agrees that they are reasonable and necessary to protect Buyer and its Affiliates. However, the parties agree that if this Section is found to be unenforceable due to restrictions unreasonable in scope, then the arbitrator described in Section 8.10 may reform this Section so that the restrictions in it are reasonable and enforceable.

      4.7   Sales, Use and Transfer Taxes.  Seller shall pay all sales, use,
            -----------------------------
transfer and documentary taxes payable in connection with the transactions contemplated by this Agreement.


             5.  CONDITIONS PRECEDENT TO PERFORMANCE OF BUYER

      The obligations of Buyer are subject to the satisfaction (except to the extent waived in writing by Buyer) before the Closing of all the following conditions (and Seller agrees to use its best efforts to cause each of such conditions to be fulfilled or performed at or prior to Closing):

      5.1   No Material Adverse Change.  There shall have been no material
            --------------------------
adverse change in the financial condition, results of operations, cash flows, assets, liabilities, business or prospects of the Business from the Interim Balance Sheet Date through the Closing and no material loss or damage shall have been sustained to the Assets, whether or not insured.

      5.2   Consents.  All consents necessary to the consummation of the
            --------
transactions contemplated hereby shall have been obtained, including consent to assignment of the Exclusive Dealer Agreement with Protrend.

      5.3   Key Employees.  Buyer, in its sole discretion, must be satisfied
            -------------
that Jeff Taylor and Bob Ennis will accept employment with Buyer on terms and conditions acceptable to Buyer (which are not less favorable to such employee than the terms and conditions of their employment by Seller). If Jeff Taylor and Bob Ennis do not accept employment on such terms and conditions, Seller may also satisfy this Section 5.3 by making available to Buyer, on terms and conditions acceptable to Buyer, the full-time services of Rick Powers to the Business for a period of one year


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(or, if determined by Buyer, less than one year) after Closing.  If Rick Powers provides such services, Buyer will reimburse Seller for salary (including payroll taxes, but excluding medical, dental and other benefits) paid to Rick Powers during last 6 months of such one-year period at a rate not to exceed $9,500 per month.


             6.  MUTUAL CONDITIONS PRECEDENT TO PERFORMANCE

      The obligations of each party hereunder are subject to the satisfaction on or before the Closing of all the following conditions:

      6.1   Representations, Warranties & Covenants.  All representations and
            ---------------------------------------
warranties by each party contained in this Agreement shall be true on the Closing Date as though made on the Closing Date. Each party shall have performed all of its obligations and agreements and complied with all of its covenants and conditions of this Agreement. (Notwithstanding the foregoing, no party may claim its own breach as a condition precedent.)

      6.2   HSR Act.  The requirements of the HSR Act, including any
            -------
applicable filing and waiting period requirements (as extended), relating to the transactions contemplated hereby, and all related government approvals, shall have been satisfied and obtained.

      6.3   Third Party Action.  No action, proceeding, investigation, inquiry
            ------------------
or objection relating to the transactions contemplated hereby shall have been instituted or threatened.


                                7.  CLOSING

      7.1   Closing Date and Place.  The parties will use their best efforts
            ----------------------
to consummate the transactions contemplated hereby (the "Closing") as soon as practical following satisfaction of the conditions precedent described in Sections 5 and 6. The day of Closing is called the "Closing Date." The Closing shall be held at the offices of Gallop, Johnson & Neuman, L.C.

            This Agreement may be terminated by either Buyer or Seller if the Closing has not occurred (other than through the failure of any such party to comply with its obligations under this Agreement) by October 31, 1997. In the event of termination, this Agreement shall become void and there shall be no further liability or obligations among the parties except to the extent such termination results from the breach by a party of any of its representations and warranties, or the non-fulfillment or non-performance of the covenants or agreements set forth in this Agreement which have not been waived.

      7.2   Seller's Closing Obligations.  Seller, subject to the satisfaction
            ----------------------------
of all conditions precedent to its obligations and the simultaneous delivery by Buyer of all items required under Section 7.3, shall deliver to Buyer at
Closing: (a) duly executed bills of sale and other documents of conveyance, transfer or assignment as are necessary or appropriate to vest in Buyer all right, title and interest in and to the Assets; (b) a Transition Agreement, executed by Seller, in


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substantially the form of Exhibit 7.2(b); (c) an opinion dated the Closing
Date, in substantially the form of Exhibit 7.2(c), from counsel for Seller; (d) an Escrow Agreement, executed by Seller, in substantially the form of Exhibit 1.4; (e) certificates, dated the Closing Date, signed by Seller's Chairman and Secretary certifying that all representations and warranties contained herein are true as of the Closing and that Seller has complied with all provisions of this Agreement; and (f) such further certificates, instruments, opinions, and other documents as shall be reasonably requested by Buyer's counsel.

      7.3   Buyer's Closing Obligations. Buyer, subject to the satisfaction of
            ---------------------------
all conditions precedent to Buyer's obligations and the simultaneous delivery by Seller of all items required under Section 7.2, shall deliver to Seller at
Closing: (a) the payment described in Section 1.4; (b) a Transition
Agreement, executed by Buyer, in substantially the form of Exhibit 7.2(b);
(c) an Escrow Agreement, executed by Buyer, in substantially the form of
Exhibit 1.4; (d) all appropriate instruments of assumption and other documents or instruments as shall be necessary to cause Buyer to assume any liabilities to be assumed by Buyer hereunder, executed by Buyer; and (e) a certificate, dated the Closing Date, signed by an officer of Buyer certifying that all of Buyer's representations and warranties contained herein are true as of Closing.


                             8.   MISCELLANEOUS

      8.1   No Employment Obligations.  Buyer shall be under no obligation to
            -------------------------
hire any present employee of Seller. Any obligations to or benefits for employees not hired by Buyer shall be the sole responsibility of Seller. Buyer shall have no obligation and accepts no liability with respect to any present or former employee; including without limitation obligations under the Worker Adjustment and Retraining Notification Act.

      8.2   Governing Law.  This Agreement shall be governed by Missouri law.
            -------------

      8.3   Exhibits and Schedules.  Each Exhibit and Schedule referred to
            ----------------------
herein is hereby incorporated into this Agreement. Such Exhibits and Schedules incorporated herein by reference need not be physically attached hereto so long as they are appropriately identified as such on their face.

      8.4   Entire Agreement; Construction.  This Agreement (including all
            ------------------------------
agreements and other documents referenced herein) constitutes the entire agreement among the parties and supersedes any prior understandings or agreements, written or oral, that relate to the subject hereof (except the confidentiality agreement between the parties dated June 17, 1997, which shall remain in effect until Closing). All representations, warranties, covenants and agreements of Seller and Buyer contained herein or in any document delivered hereunder shall survive for two years after the Closing; provided, however, the representations and warranties contained in the first sentence of Section 2.7 shall survive forever.

            "To Seller's knowledge" (or similar terms or phrases used herein) means all facts and information which are either within the actual knowledge of the Seller (or any director,


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

officer, employee or agent of Seller) or that should have been known to such person in the exercise of reasonable care and after due inquiry.

            This Agreement may not be amended except by a writing signed by the party to be charged. The parties agree that all parties participated in the preparation and negotiation of this Agreement and the agreements contemplated hereby and that neither this Agreement nor any of the agreements contemplated hereby shall be construed against any party by virtue of the fact that any party prepared or drafted such agreements.

      8.5   Substitution of Subsidiary.  Buyer may assign and delegate its
            --------------------------
rights, interests and obligations hereunder to any direct or indirect subsidiary of Buyer upon written notice to Seller at or before the Closing Date. In the event of such assignment and delegation, Buyer will guarantee the performance of all obligations of Buyer hereunder by such subsidiary.

      8.6   Counterparts; Telecopier.  This Agreement may be executed in
            ------------------------
several counterparts, each of which shall be an original and all of which shall constitute one and the same Agreement. Signature pages exchanged by telecopier shall be fully binding.

      8.7   Public Announcements.  The parties will announce the transactions
            --------------------
contemplated hereby by means of a press release attached hereto as Exhibit 8.7, which has been approved by Buyer and Seller and shall be released upon execution of this Agreement by Buyer and Seller.

      8.8   Notices.  Notices hereunder shall be in writing and served by
            -------
registered or certified mail (return receipt requested), express overnight delivery, telecopier or other electronic transmission. Notices to Buyer shall be addressed to: No. 1 Leggett Road, Carthage, Missouri 64836, Attention - Robert G. Griffin, Vice President (Fax 417-358-8449), with a copy to Buyer's Legal Department at the same address (Fax 417-358-8449). Notices to the Seller shall be addressed to: 9837 Dielman Industrial Drive, St. Louis, Missouri 63132, Attention - Michael J. Dreller, Chief Financial Officer (Fax 314-991-9295), with a copy to Gallop, Johnson & Neuman, L.C., 101 South Hanley, St. Louis Missouri 63105, Attention - Donald P. Gallop (Fax 314-862-1219).

      8.9   Post-Closing Actions.  If any consents, further documents or other
            --------------------
actions are necessary or desirable in Buyer's reasonable opinion to facilitate the transactions contemplated by this Agreement, Seller shall use its best efforts to obtain any such consents, execute such further documents and take such actions. In addition, Seller shall execute any such further documents or other instruments necessary or desirable to complete the conveyance, or to fully vest in Buyer good and marketable title to the Assets.

      8.10  Accounting Claims.  If any dispute, controversy or claim (a
            -----------------
"Claim") primarily involves the calculation of the Purchase Price (an "Accounting Claim"), the Claim shall be referred to a national accounting firm agreed to by the parties. If the accounting firm is not designated within 30 days after receipt by a party of written notice of an Accounting Claim, either party may request the American Arbitration Association select the accounting firm. The accounting firm's decision shall be final and binding on the parties and may be entered in any


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

court having jurisdiction. The fees and expenses of the accounting firm shall be paid 50% by Buyer and 50% by Seller.

      8.11  Notification.  Buyer will immediately notify Seller if prior to
            ------------
Closing Buyer has actual knowledge that any of Seller's representations or warranties contained in this Agreement are not true and correct; provided, however, Buyer shall have no obligation to notify Seller if Seller also has actual knowledge that any such representation or warranty is not true and correct.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



LEGGETT & PLATT, INCORPORATED             FALCON PRODUCTS, INC.

By   /s/ Robert G. Griffin                By   /s/ Michael J. Dreller
   ---------------------------------         -----------------------------------
   Name: Robert G. Griffin                   Name: Michael J. Dreller
         ---------------------------               ----------------------------
   Title: Vice President                     Title: Vice President-Finance, CFO
          --------------------------                ---------------------------



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